EXHIBIT 11.1

     COMPUTATION OF NET INCOME (LOSS) PER SHARE



      Three Months Ending September 30, 1996
                                                                    Three Months Daily
                                Shares Outstanding                   Weighted Average
                             -------------------------          -------------------------
                                             Common                              Fully
                                Common     Equivalents   Days     Primary       Diluted
                             ------------  -----------   ----   ------------  -----------
      July 9, 1996             5,426,398     7,456,062     9     48,837,582    67,104,558
      July 10, 1996            5,462,054     7,491,718     1      5,462,054     7,491,718
      July 11, 1996            5,483,264     7,512,928     4     21,933,056    30,051,712
      July 15, 1996            5,498,370     7,528,034     2     10,996,740    15,056,068
      July 17, 1996            5,502,836     7,532,500     5     27,514,180    37,662,500
      July 22, 1996            5,513,970     7,543,634     1      5,513,970     7,543,634
      July 23, 1996            5,526,724     7,556,388     1      5,526,724     7,556,388
      July 24, 1996            5,531,968     7,561,632     2     11,063,936    15,123,264
      July 26, 1996            5,532,468     7,562,132     5     27,662,340    37,810,660
      July 31, 1996            5,532,592     7,562,256    12     66,391,104    90,747,072
      August 12, 1996          5,533,342     7,563,006     1      5,533,342     7,563,006
      August 13, 1996          5,534,342     7,564,006     8     44,274,736    60,512,048
      August 21, 1996          5,534,958     7,564,622     5     27,674,790    37,823,110
      August 26, 1996          5,535,208     7,564,872     2     11,070,416    15,129,744
      August 28, 1996          5,535,828     7,565,492     1      5,535,828     7,565,492
      August 29, 1996          5,537,328     7,566,992    33    182,731,824   249,710,736
                                                                -----------   -----------
                                                                507,722,622   694,451,710
      Divide by number of days included in period                        92            92
                                                                -----------   -----------
      Weighted average shares outstanding                         5,518,724     7,548,388
      Adjustment for other common stock equivalents
        (stock options)                                                            65,481
                                                                -----------   -----------
      Total                                                       5,518,724     7,613,869
                                                                ===========   ===========
      Net income (loss)                                         $(3,298,000)  $(3,298,000)
      Dividends paid on preferred shares                           (471,000)
                                                                -----------   -----------
      Net income (loss) available to common shareholders        $(3,769,000)  $(3,298,000)
                                                                ===========   ===========
      Earnings (loss) per share                                 $     (0.68)  $     (0.68)
                                                                ===========   ===========

      NOTE: Convertible preferred stock is antidilutive at September 30, 1996; therefore primary earnings per share is used.


      Three Months Ending September 30, 1996
                                                                    Three Months Daily
                                Shares Outstanding                   Weighted Average
                             -------------------------          -------------------------
                                             Common                              Fully
                                Common     Equivalents   Days     Primary       Diluted
                             ------------  -----------   ----   ------------  -----------
      July 16, 1995            5,399,283     7,428,947    16     86,388,528   118,863,152
      July 31, 1995            5,404,287     7,433,951    15     81,064,305   111,509,265
      August 1, 1995           5,405,787     7,435,451     1      5,405,787     7,435,451
      August 20, 1995          5,406,787     7,436,451    19    102,728,953   141,292,569
      August 24, 1995          5,407,282     7,436,946     4     21,629,128    29,747,784
      August 28, 1995          5,407,532     7,437,196     4     21,630,128    29,748,784
      August 29, 1995          5,407,777     7,437,441     1      5,407,777     7,437,441
      September 14, 1995       5,408,777     7,438,441    16     86,540,432   119,015,056
      September 30, 1995       5,410,022     7,439,686    16     86,560,352   119,034,976
                                                                -----------   -----------
                                                                497,355,390   684,084,478
      Divide by number of days included in period                        92            92
                                                                -----------   -----------
      Weighted average shares outstanding                         5,406,037     7,435,701
      Adjustment for other common stock equivalents
        (stock options)                                                            81,819
                                                                -----------   -----------
      Total                                                       5,406,037     7,517,520
                                                                ===========   ===========

      Net income                                                $ 1,336,000   $ 1,336,000
      Dividends paid on preferred shares                           (471,000)
                                                                -----------   -----------
      Net income available to common shareholders               $   865,000   $ 1,336,000
                                                                ===========   ===========
      Earnings per share                                        $      0.16   $      0.16
                                                                ===========   ===========

      NOTE:  CONVERTIBLE PREFERRED STOCK IS ANTIDILUTIVE AT SEPTEMBER 30,
            1995; THEREFORE PRIMARY EARNINGS PER SHARE IS USED.